UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2023, the Compensation Committee of the Board of Directors of Century Casinos, Inc. (the “Company”) approved a new form of award agreement under the Company’s 2016 Equity Incentive Plan for certain grants of restricted stock unit awards to non-employee directors. Among other things, the new form of award agreement provides that awards granted under this form shall vest in full upon the recipient’s death, “Disability”, or “Change in Control” (as each such term is defined in the form of award agreement).

The description of the form of award agreement is qualified in its entirety by reference to the full text of the form of stock unit agreement, which is included as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Stock Unit Agreement
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: March 21, 2023

By: /s/ Margaret Stapleton

Margaret Stapleton

Chief Financial Officer